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                                                               Exhibit 99(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 26, 2008, relating to the financial statements and financial highlights of Seligman Core Fixed Income Fund, Inc. appearing in the Annual Report on Form N-CSR of Seligman Core Fixed Income Fund, Inc. for the year ended September 30, 2008.

DELOITTE & TOUCHE LLP

New York, New York

April 13, 2009